Exhibit 99.1

The Meet Group Reports First Quarter 2019 Financial Results

NEW HOPE, Pa., May 8, 2019 – The Meet Group, Inc. (NASDAQ: MEET), a public market leader in the mobile meeting space, today reported financial results for its first quarter ended March 31, 2019.

First Quarter 2019 Financial Highlights

•	Total revenue of $49.5 million, up 32% year over year.

•	GAAP net income of $1.3 million, or $0.02 per diluted share, compared to a GAAP net loss of $4.2 million, or a loss of $0.06 per diluted share, in the prior year quarter.

•	Adjusted EBITDA of $8.1 million, compared to Adjusted EBITDA of $5.2 million in the prior year quarter.

•	Non-GAAP net income of $7.0 million, or $0.09 per diluted share, compared to $4.1 million, or $0.05 per diluted share, in the prior year quarter.

(See the important discussion about the presentation of non-GAAP financial measures, and reconciliation to the most direct comparable GAAP financial measures, below.)

“Our strong progress in video continued in the first quarter,” said Geoff Cook, Chief Executive Officer of The Meet Group. “We grew video revenue to more than $20 million, a more than four-fold increase from the year ago quarter, and we set new records growing video revenue on each of our apps. Average video revenue per daily active video user increased to 26 cents, up from 18 cents in the fourth quarter of 2018, while approximately 20% of users engaged in video every day.

“Operationally, we completed the rollout of Battles in the quarter, with the launch on Tagged and Lovoo, and we made good progress integrating our newly acquired Growlr app. We improved operating efficiency from the year ago quarter, growing adjusted EBITDA margin by 250 basis points.

“We are excited at the many opportunities to drive video growth. Over the coming quarters we expect to bring new features and interactive video formats including 1x1 live video, a levels system to further gamify our livestreams, interactive games, and new shows, all of which we expect will contribute to engagement and monetization.

“In 2018 we drove growth by rolling out livestreaming video to new communities. In 2019, we expect to drive growth by executing on our product roadmap and enabling community and connection for our users. With 80% of our users still to reach with our video features and with new and interesting monetization projects on the horizon, we look forward to delivering new products that drive meaningful connections for our users.”

First Quarter Financial Results

For the first quarter of 2019, the Company reported revenue of $49.5 million, an increase of $11.9 million, or 32%, from $37.6 million in the first quarter of 2018. GAAP net income for the first quarter of 2019 was $1.3 million, or $0.02 per diluted share, compared to a GAAP net loss of $4.2 million, or a loss of $0.06 per diluted share, in the first quarter of 2018. Adjusted EBITDA for the first quarter of 2019 was $8.1 million, compared to $5.2 million in the first quarter of 2018. Non-GAAP net income for the first quarter of 2019 was $7.0 million, or $0.09 per diluted share, compared to $4.1 million, or $0.05 per diluted share, in the first quarter of 2018.

The Company ended the year with $19.8 million in cash and cash equivalents.

Company Outlook

The Company is providing the following outlook for the second quarter and is reiterating its previously issued guidance for the full year 2019.

Second quarter 2019:

•	Revenue in the range of $50.3 million to $51.3 million

•	Adjusted EBITDA in the range of $8.6 million to $9.1 million

Full year 2019:

•	Revenue in the range of $210.0 million to $215.0 million

•	Adjusted EBITDA in the range of $39.0 million to $42.0 million

THE MEET GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	March 31, 2019	December 31, 2018
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$19,811,733	$28,365,725
Accounts receivable, net of allowance of $708,385 and $383,579 at March 31, 2019 and December 31, 2018, respectively	26,082,600	27,148,484
Prepaid expenses and other current assets	5,928,680	4,911,057
Total current assets	51,823,013	60,425,266
Goodwill	156,698,026	148,132,873
Property and equipment, net	4,262,868	4,633,764
Operating lease right-of-use assets, net	3,362,781	—
Intangible assets, net	37,240,026	36,558,439
Deferred taxes	15,825,171	15,648,572
Other assets	2,172,713	2,453,255
Total assets	$271,384,598	$267,852,169
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$5,414,478	$9,071,193
Accrued liabilities	19,250,505	19,112,303
Current portion of long-term debt	15,000,000	18,566,584
Current portion of capital lease obligations	133,442	134,067
Current portion of operating lease liabilities	1,432,077	—
Deferred revenue	4,736,808	4,620,690
Total current liabilities	45,967,310	51,504,837
Long-term capital lease obligations, less current portion	15,100	58,683
Long-term debt, less current portion, net	21,375,996	18,087,956
Long-term operating lease liabilities, less current portion	1,974,827	—
Long-term derivative liability	—	940,216
Other liabilities	825,584	39,651
Total liabilities	70,158,817	70,631,343
STOCKHOLDERS’ EQUITY:
Preferred stock, $.001 par value; authorized - 5,000,000 shares; no shares issued and outstanding at March 31, 2019 and December 31, 2018	—	—
Common stock, $.001 par value; authorized - 100,000,000 shares; 75,270,035 and 74,697,526 shares issued and outstanding at March 31, 2019 and December 31, 2018, respectively	75,272	74,700
Additional paid-in capital	422,471,569	419,455,818
Accumulated deficit	(219,018,426)	(220,276,025)
Accumulated other comprehensive loss	(2,302,634)	(2,033,667)
Total stockholders’ equity	201,225,781	197,220,826
Total liabilities and stockholders’ equity	$271,384,598	$267,852,169

THE MEET GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended March 31,
	2019	2018
Revenues	$49,513,237	$37,637,793
Operating costs and expenses:
Sales and marketing	7,840,866	7,047,993
Product development and content	31,123,375	22,101,537
General and administrative	4,927,782	5,469,178
Depreciation and amortization	3,198,104	3,629,603
Acquisition and restructuring	478,995	3,349,951
Total operating costs and expenses	47,569,122	41,598,262
Income (loss) from operations	1,944,115	(3,960,469)
Other income (expense):
Interest income	32,389	7,208
Interest expense	(402,864)	(607,686)
Gain (loss) on foreign currency transactions	(65,209)	103,043
Other	3,549	(6,944)
Total other expense	(432,135)	(504,379)
Income (loss) before income tax benefit (expense)	1,511,980	(4,464,848)
Income tax benefit (expense)	(254,381)	252,187
Net income (loss)	$1,257,599	$(4,212,661)

Basic and diluted net income (loss) per common stockholder:
Basic net income (loss) per common stockholder	$0.02	$(0.06)
Diluted net income (loss) per common stockholder	$0.02	$(0.06)

Weighted average shares outstanding:
Basic	74,848,080	71,981,487
Diluted	78,799,248	71,981,487

THE MEET GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended March 31,
	2019	2018
Cash flows from operating activities:
Net income (loss)	$1,257,599	$(4,212,661)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	3,198,104	3,629,603
Amortization right-of-use assets	695,327	—
Stock-based compensation expense	2,424,717	2,168,925
Deferred taxes	(146,956)	(539,231)
(Gain) loss on foreign currency transactions	65,209	(103,043)
Bad debt expense	325,045	213,598
Amortization of loan origination costs	38,040	86,527
Change in derivatives	—	—
Change in contingent consideration obligations	15,915	—
Changes in operating assets and liabilities:
Accounts receivable	1,187,419	5,988,039
Prepaid expenses, other current assets and other assets	(773,988)	(793,908)
Accounts payable and accrued liabilities	(5,008,559)	273,716
Deferred revenue	85,043	723,907
Net cash provided by operating activities	3,362,915	7,435,472
Cash flows from investing activities:
Purchase of property and equipment	(282,641)	(172,642)
Acquisition of business, net of cash and restricted cash acquired	(11,807,925)	—
Net cash used in investing activities	(12,090,566)	(172,642)
Cash flows from financing activities:
Proceeds from exercise of stock options	680,989	—
Payments of capital leases	(40,885)	(73,317)
Proceeds from borrowings of debt	7,000,000	—
Payments for restricted stock awards withheld for taxes	(89,383)	(92,600)
Payments on long-term debt	(7,316,584)	(3,750,000)
Net cash provided by (used in) financing activities	234,137	(3,915,917)
Change in cash, cash equivalents, and restricted cash prior to effects of foreign currency exchange rate	(8,493,514)	3,346,913
Effect of foreign currency exchange rate (translation)	(60,478)	69,548
Net increase (decrease) in cash, cash equivalents, and restricted cash	(8,553,992)	3,416,461
Cash, cash equivalents, and restricted cash at beginning of period	28,365,725	25,052,995
Cash, cash equivalents, and restricted cash at end of period	$19,811,733	$28,469,456
Supplemental disclosure of cash flow information:
Cash paid for interest	$361,303	$516,940

THE MEET GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF TOTAL REVENUE
(UNAUDITED)

	Three Months Ended March 31,
	2019		2018
	$	%	$	%
User pay revenue	$35,825,109	72.4%	$22,405,530	59.5%
Advertising	13,688,128	27.6%	15,232,263	40.5%
Total revenue	$49,513,237	100.0%	$37,637,793	100.0%

THE MEET GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA
(UNAUDITED)

	Three Months Ended March 31,
	2019	2018
Net income (loss)	$1,257,599	$(4,212,661)

Interest expense	402,864	607,686
Income tax (benefit) expense	254,381	(252,187)
Depreciation and amortization	3,198,104	3,629,603
Stock-based compensation expense	2,424,717	2,168,925
Acquisition and restructuring	478,995	3,349,951
(Gain) loss on foreign currency transactions	65,209	(103,043)
Adjusted EBITDA	$8,081,869	$5,188,274

GAAP basic net income (loss) per common stockholder	$0.02	$(0.06)
GAAP diluted net income (loss) per common stockholder	$0.02	$(0.06)
Basic adjusted EBITDA per common stockholder	$0.11	$0.07
Diluted adjusted EBITDA per common stockholder	$0.10	$0.07

Weighted average shares outstanding:
Basic	74,848,080	71,981,487
Diluted	78,799,248	75,849,484

THE MEET GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME
(UNAUDITED)

	Three Months Ended March 31,
	2019	2018
GAAP Net income (loss)	$1,257,599	$(4,212,661)

Stock-based compensation expense	2,424,717	2,168,925
Amortization of intangibles	2,561,903	3,056,609
Income tax (benefit) expense	254,381	(252,187)
Acquisition and restructuring	478,995	3,349,951
Non-GAAP net income	$6,977,595	$4,110,637

GAAP basic net income (loss) per common stockholder	$0.02	$(0.06)
GAAP diluted net income (loss) per common stockholder	$0.02	$(0.06)
Basic Non-GAAP net income per common stockholder	$0.09	$0.06
Diluted Non-GAAP net income per common stockholder	$0.09	$0.05

Weighted average shares outstanding:
Basic	74,848,080	71,981,487
Diluted	78,799,248	75,849,484

Webcast and Conference Call Details

Management will host a webcast and conference call to discuss first quarter and year end 2019 financial results today, May 8, 2019 at 8:30 a.m. Eastern time. To access the call dial 866-572-9351 (US and Canada) or 703-736-7482 (International) and when prompted provide the participant passcode 2494226 to the operator. An audio replay will be available at 855-859-2056 domestically or 404-537-3406 internationally, using passcode 2494226 through May 15, 2019. In addition, a webcast of the conference call will be available live on the Investor Relations section of the Company’s website at www.themeetgroup.com and a replay of the webcast will be available for 90 days.

About The Meet Group

The Meet Group (NASDAQ: MEET) is a portfolio of mobile social entertainment apps designed to meet the universal need for human connection. We leverage a powerful live-streaming video platform, empowering our global community to forge meaningful connections. Our primary apps, MeetMe©, LOVOO©, Skout©, Tagged©, and Growlr©, keep millions of mobile daily active users entertained and engaged and originate untold numbers of casual chats, friendships, dates, and marriages. Our apps, available on iPhone, iPad, and Android in multiple languages, use innovative products and sophisticated data science to let our users stream live video, send gifts, chat, and share photos. The Meet Group has a diversified revenue mix consisting of in-app purchases, subscription, and advertising, and we have offices in New Hope, Philadelphia, San Francisco, Dresden, and Berlin. For more information, visit themeetgroup.com, and follow us on Facebook, Twitter or LinkedIn.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including whether second quarter 2019 and full year 2019 revenue and Adjusted EBITDA will be in the projected outlook range, whether our strong progress in video will continue as expected, whether we will continue to set new records in growing video reveue on each of our apps, whether will complete the integration of our Growlr app successfully, whether we will continue to drive video growth, whether in the coming quarters we will bring new features and interactive video formats including 1x1 live video, a levels system to further gamify our livestreams, interactive games and shows, and if so whether they will contribute to engagement and monetization as expected, whether we will drive growth by executing on our product roadmap and enabling community and connection for our users as expected, whether we will execute on the video features and monetization projects in our roadmap as expected, and whether will successfully deliver new products that drive meaningful connections for our users. All statements other than statements of historical facts contained herein are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “project,” “outlook,” “is likely,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include the risk that our applications will not function easily or otherwise as anticipated, the risk that we will not launch additional features and upgrades as anticipated, the risk that unanticipated events affect the functionality of our applications with popular mobile operating systems, any changes in such operating systems that degrade our mobile applications’ functionality and other unexpected issues which could adversely affect usage on mobile devices. Further information on our risk factors is contained in our filings with the Securities and Exchange Commission (“SEC”), including the Form 10-K for the year ended December 31, 2018 filed with the SEC on March 8, 2019. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Regulation G – Non-GAAP Measures

The Company defines mobile traffic and engagement metrics (including MAU, DAU, chats per day, and new users per day) to include mobile app traffic for all properties and mobile web traffic for MeetMe, Skout and LOVOO. The Company defines Video Daily Active User (vDAU) as a registered user of one of our platforms who has logged in and visited the Live feature, either as a broadcaster or viewer, on the day of measurement. The Company defines Average Video Revenue per Daily Active User (vARPDAU) as the average daily revenue per vDAU. The Company uses these user metrics for financial and operational decision-making and as a means to evaluate period-to-period comparisons. The Company presents user metrics because it believes them to be an important supplemental measure of performance that is commonly used by securities analysts, investors and other interested parties in the evaluation of companies in its industry and because it believes that these metrics provide useful information to investors regarding the Company’s financial condition and results of operations. There is no directly comparable U.S. generally accepted accounting principles (GAAP) measure to vARPDAU provided in the Company’s financial statements and therefore no reconciliation is provided.

The Company uses Adjusted EBITDA and Non-GAAP Net Income, which are not calculated and presented in accordance with GAAP, in evaluating its financial and operational decision making and as a means to evaluate period-to period comparison. The Company uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. The Company presents these non-GAAP financial measures because it believes them to be an important supplemental measure of performance that is commonly used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. We refer you to the reconciliations below for these historical non-GAAP financial measures to their directly comparable GAAP financial measures.  Information reconciling forward-looking Adjusted EBITDA to GAAP financial measures is unavailable to the Company without unreasonable effort. The Company is not able to provide reconciliations of Adjusted EBITDA to GAAP financial measures because certain items required for such reconciliations are outside of the Company’s control and/or cannot be reasonably predicted, such as the provision for income taxes. Preparation of such reconciliations would require a forward-looking balance sheet, statement of income and statement of cash flow, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to the Company without unreasonable effort. The Company provides a range for its adjusted EBITDA outlook that it believes will be achieved, however it cannot accurately predict all the components of the Adjusted EBITDA calculation.

The Company defines Adjusted EBITDA as earnings (or loss) from operations before interest expense, benefit or provision for income taxes, depreciation and amortization, stock-based compensation, changes in warrant obligations, nonrecurring acquisition, restructuring or other expenses, gain or loss on disposal of assets, gain or loss on foreign currency adjustment, and goodwill and long-lived asset impairment charges, if any. The Company excludes stock-based compensation because it is non-cash in nature. The Company defines Non-GAAP Net Income as earnings (or loss) before benefit or provision for income taxes, amortization on intangibles, non-recurring acquisition and restructuring costs, goodwill and long-lived asset impairment charges and non-cash stock-based compensation.

Non-GAAP financial measures should not be considered as an alternative to net income, operating income, cash flow from operating activities, as a measure of liquidity or any other financial measure. They may not be indicative of the historical operating results of the Company nor is it intended to be predictive of potential future results. Investors should not consider non-GAAP financial measures in isolation or as a substitute for performance measures calculated in accordance with GAAP.

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Investor Contact:
Leslie Arena
larena@themeetgroup.com
267 714 6418

Media Contact:
Brandyn Bissinger
bbissinger@themeetgroup.com
267 446 7010